Exhibit 99.1

ChromaDex Appoints Steven D. Rubin, J.D., to its Board of Directors

IRVINE, Calif., March 28, 2017 – ChromaDex Corp. (NASDAQ: CDXC), an innovator of proprietary health, wellness and nutritional ingredients that creates science-based solutions for dietary supplement, food and beverage, skin care, sports nutrition, and pharmaceutical products, announced today that Steven D. Rubin, J.D. has joined the Company’s board of directors.

Mr. Rubin, age 56, has served as OPKO Health, Inc.’s (NASDAQ: OPK) Executive Vice President – Administration since May 2007 and as a director of since February 2007. Mr. Rubin is a member of The Frost Group, LLC, a private investment firm. He has extensive experience as a practicing lawyer, and as general counsel and board member to multiple public companies.

 Mr. Rubin currently serves on the board of directors for the following companies: VBI Vaccines Inc., a commercial-stage biopharmaceutical company developing a next generation of vaccines; Cognit, Inc., a data and analytics company providing cloud-based mission-critical information and performance marketing solutions; Kidville, Inc., an operator of large, upscale facilities, catering to newborns through five-year-old children and their families and offers a wide range of developmental classes for newborns to five-year-olds; Non-Invasive Monitoring Systems, Inc., a medical device company; BioCardia, Inc., , a clinical-stage regenerative medicine company developing novel therapeutics for cardiovascular diseases; Cocrystal Pharma, Inc., a biotechnology company developing new treatments for viral diseases; Sevion Therapeutics, Inc., a clinical stage company which discovers and develops next-generation biologics for the treatment of cancer and immunological diseases; Castle Brands, Inc.), a developer and marketer of premium brand spirits; and, Neovasc, Inc., a company developing and marketing medical specialty vascular devices.

Mr. Rubin previously served as the Senior Vice President, General Counsel and Secretary of IVAX from August 2001 until September 2006. Mr. Rubin previously served as a director of the following companies: Dreams, Inc. (NYSE MKT: DRJ), a vertically integrated sports licensing and products company; Safestitch Medical, Inc. prior to its merger with TransEnterix, Inc.; and, PROLOR Biotech, Inc., prior to its acquisition by the Company in August 2013.

About ChromaDex:

ChromaDex leverages its complementary business units to discover, acquire, develop and commercialize patented and proprietary ingredient technologies that address the dietary supplement, food, beverage, skin care and pharmaceutical markets. In addition to our ingredient technologies unit, we also have business units focused on natural product fine chemicals (known as "phytochemicals"), chemistry and analytical testing services, and product regulatory and safety consulting. As a result of our relationships with leading universities and research institutions, we are able to discover and license early stage, IP-backed ingredient technologies. We then utilize our in-house chemistry, regulatory and safety consulting business units to develop commercially viable ingredients. Our ingredient portfolio is backed with clinical and scientific research, as well as extensive IP protection. Our portfolio of patented ingredient technologies includes NIAGEN® nicotinamide riboside; pTeroPure® pterostilbene; PURENERGY®, a caffeine-pTeroPure® co-crystal; IMMULINA™, a spirulina extract; and AnthOrigin™, anthocyanins derived from a domestically-produced, water-extracted purple corn. To learn more about ChromaDex, please visit www.ChromaDex.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements related to the composition and experience of ChromaDex’s board of directors. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. More detailed information about ChromaDex and the risk factors that may affect the realization of forward-looking statements is set forth in ChromaDex's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, ChromaDex's Quarterly Reports on Form 10-Q and other filings submitted by ChromaDex to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Investor Relations Contact:

Andrew Johnson, Director of Investor Relations

949-419-0288

andrewj@chromadex.com

ChromaDex Public Relations Contact:

Breah Ostendorf, Director of Marketing

949-537-4103

breaho@chromadex.com

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